UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2009 (November 6, 2009)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Senior Credit Agreement

On November 6, 2009, Crimson Exploration Inc. (the “Company”) entered into a second and third amendment to its senior secured revolving credit facility, dated May 31, 2007, as amended (the “Senior Credit Agreement”). These amendments provided, among other things, for (i) a change in the voting percentages required for certain amendments or waivers from 50.1% to 60%, and (ii) a waiver of the current ratio and the leverage ratio covenants for the quarter ended September 30, 2009. Additionally, under the amendments, the Company’s borrowing base under the Senior Credit Agreement was redetermined to be $140.0 million. As of November 6, 2009, the Company had aggregate outstanding loans under the Senior Credit Agreement of $129.5 million.

Amendment to Second Lien Credit Agreement

On November 6, 2009, the Company also entered into a third amendment and waiver to its second lien credit agreement, dated May 8, 2007, as amended (the “Second Lien Credit Agreement”), with lenders holding a majority of the then outstanding term loans under such agreement, including an affiliate of OCM GW Holdings, LLC (“Oaktree Holdings”), the Company’s majority stockholder. This amendment and waiver provided for, among other things, a waiver of the leverage ratio covenant for the quarter ended September 30, 2009. As of November 6, 2009, the Company had aggregate outstanding loans under the Second Lien Credit Agreement of $150.0 million.

Wells Fargo Promissory Note

In addition to the amendments discussed above, on November 6, 2009, the Company issued its unsecured promissory note in aggregate principal amount of $10.0 million to Wells Fargo Bank, National Association (“Wells Fargo”), the administrative agent and a lender under the Senior Credit Agreement. The indebtedness under the promissory note bears interest at a per annum rate equal to two-month LIBOR plus 2% and matures on January 15, 2010; provided that upon an event of default resulting from the failure to make any payment of principal or interest under the promissory note, the interest rate per annum will increase to an amount equal to the lesser of the maximum rate of interest that may be charged under applicable law and two-month LIBOR plus 4% or, if the promissory note has been assigned to any person other than any affiliate of Wells Fargo, LIBOR plus 15%.

Upon a failure to pay principal and interest or other obligations under the promissory note and related documents when due (subject in certain cases to a three-day cure period), any material inaccuracy of a representation or warranty in the promissory note, a covenant default under the promissory note and related documents, an Event of Default (as defined in the Senior Credit Agreement), the failure of the effectiveness of the promissory note and related documents or bankruptcy and other related events, Wells Fargo may accelerate the promissory note and pursue other rights and remedies or, in the case of bankruptcy and other related events, the promissory note will be automatically accelerated and become due and payable. All of the proceeds of the promissory note were used to repay indebtedness outstanding under the Senior Credit Agreement. As support for the obligations owed under the promissory note, Oaktree

Holdings has deposited $10.0 million in escrow for the benefit of Wells Fargo, which may, at its option, cause the note to be assigned to Oaktree Holdings and draw on the funds held in escrow.

Oaktree Holdings Promissory Note

As consideration for Oaktree Holdings’ agreement to deposit $10.0 million in escrow as described above, the Company issued its unsecured subordinated promissory note on November 6, 2009 in aggregate principal amount of $2.0 million to Oaktree Holdings. The indebtedness under the promissory note bears interest at a per annum rate equal to 8.0% per annum and matures on the later of (i) November 8, 2012 and (ii) the date six months after payment in full in cash of all Obligations (as such term is defined under each of the Senior Credit Agreement and the Second Lien Credit Agreement), and the termination of all commitments to extend credit under the Senior Credit Agreement and the Second Lien Credit Agreement. Upon a failure to pay principal and interest under the promissory note when due, Oaktree Holdings may accelerate the promissory note and pursue other rights and remedies. The promissory note is subordinated in right of payment to the prior payment in full in cash of all obligations under the Senior Credit Agreement and the Second Lien Credit Agreement.

The foregoing description of the amendments to the Senior Credit Agreement and the Second Lien Credit Agreement and the Wells Fargo and Oaktree Holdings promissory notes are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above under “Wells Fargo Promissory Note” and “Oaktree Holdings Promissory Note” is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.1

Second Amendment dated as of November 6, 2009, to the Amended and Restated Credit Agreement, dated as of May 31, 2007, by and among Crimson Exploration Inc., the Guarantor party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association.

10.2

Third Amendment and Limited Waiver dated as of November 6, 2009, to the Amended and Restated Credit Agreement, dated as of May 31, 2007, by and among Crimson Exploration Inc., the Guarantor party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association.

10.3

Amendment No. 3 and Waiver dated as of November 6, 2009, to the Second Lien Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., Crimson Exploration Operating, Inc. and the lenders party thereto.

10.4	Promissory Note, dated November 6, 2009, made by Crimson Exploration Inc. to Wells Fargo Bank, National Association.

10.5	Subordinated Promissory Note, dated November 6, 2009, made by Crimson Exploration Inc. to OCM GW Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	November 13, 2009	/s/ E. JOSEPH GRADY

E. Joseph Grady

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Second Amendment dated as of November 6, 2009, to the Amended and Restated Credit Agreement, dated as of May 31, 2007, by and among Crimson Exploration Inc., the Guarantor party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association.

10.2

Third Amendment and Limited Waiver dated as of November 6, 2009, to the Amended and Restated Credit Agreement, dated as of May 31, 2007, by and among Crimson Exploration Inc., the Guarantor party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association.

10.3

Amendment No. 3 and Waiver dated as of November 6, 2009, to the Second Lien Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., Crimson Exploration Operating, Inc. and the lenders party thereto.

10.4	Promissory Note, dated November 6, 2009, made by Crimson Exploration Inc. to Wells Fargo Bank, National Association.

10.5	Subordinated Promissory Note, dated November 6, 2009, made by Crimson Exploration Inc. to OCM GW Holdings, LLC.